Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

AMKOR TECHNOLOGY, INC.

OFFER TO EXCHANGE

ANY AND ALL OF ITS OUTSTANDING

6.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2014

(CUSIP No. 031652AZ3)

INTO SHARES OF AMKOR TECHNOLOGY, INC. COMMON STOCK

Pursuant to the Offering Circular dated May 15, 2013

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 14, 2013 (THE “EXPIRATION DATE”), UNLESS EXTENDED OR EARLIER TERMINATED BY AMKOR. IN ORDER TO BE ELIGIBLE TO RECEIVE THE CASH AND SHARES OF COMMON STOCK OFFERED UPON TENDER OF THE NOTES PURSUANT TO THE EXCHANGE OFFER, HOLDERS OF NOTES MUST TENDER AND NOT WITHDRAW THEIR NOTES BEFORE 5:00 P.M., NEW YORK CITY TIME ON JUNE 14, 2013, UNLESS EXTENDED.

Completed letters of transmittal and any other documents required in connection with the tender of notes listed above should be directed to the exchange agent at the address set forth below prior to 5:00 p.m., New York City time, on the expiration date, unless extended or earlier terminated by us. You must validly tender your notes for exchange in the exchange offer on or prior to the expiration date to receive the exchange offer consideration. You should carefully review the procedures for tendering notes beginning on page 19 of the offering circular. You may withdraw notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on the expiration date.

The exchange agent for the exchange offer is:

U.S. BANK NATIONAL ASSOCIATION

By Registered Mail:	By Overnight Courier or Mail:
US Bank Corporate Trust Services Attn: Specialized Finance, Mail Station—EP-MN-WS2N 60 Livingston St St. Paul, MN 55107-2292 Phone: (800) 934-6802 Fax: (651) 466-7372	US Bank Corporate Trust Services Attn: Specialized Finance, Mail Station—EP-MN-WS2N 60 Livingston St St. Paul, MN 55107-2292 Phone: (800) 934-6802 Fax: (651) 466-7372

Any requests for information concerning the exchange offer, or for additional copies of the offering circular or related materials may be directed to the information agent for the exchange offer at the address or telephone numbers set forth below. A holder may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.

The information agent for the exchange offer is:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll free (866) 470-4500

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

THIS DOCUMENT RELATES TO THE EXCHANGE OFFER BY AMKOR TECHNOLOGY, INC., A DELAWARE CORPORATION (“AMKOR” OR THE “COMPANY”), TO EXCHANGE ANY AND ALL OF ITS OUTSTANDING 6.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2014 (THE “NOTES”) FOR SHARES OF AMKOR’S COMMON STOCK, PAR VALUE $0.001 PER SHARE (“COMMON STOCK”), AND CASH UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFERING CIRCULAR DATED MAY 15, 2013 (THE “OFFERING CIRCULAR” ), AND THIS LETTER OF TRANSMITTAL (THE “LETTER OF TRANSMITTAL”).

For each $1,000 principal amount of the notes, we are offering to exchange the following “exchange offer consideration”:

•	330.6332 shares of common stock; plus

•	a cash payment of $49.33 (the “cash premium”); plus

•

accrued and unpaid interest from the most recent interest payment date for the notes to, but excluding, the settlement date, which amount is expected to be approximately $10.67, payable in cash (the “accrued and unpaid interest”).

Only notes validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange.

Certain terms used but not defined herein have the meanings ascribed to them in the offering circular.

This letter of transmittal is to be completed by a holder desiring to tender notes, unless such holder is executing the tender through DTC’s Automated Tender Offer Program (“ATOP”). This letter of transmittal need not be completed by a holder tendering through ATOP. Holders who wish to tender through ATOP procedures should allow sufficient time for the completion of ATOP procedures during the normal business hours of DTC on or before the expiration date.

Tenders of notes may be withdrawn at any time prior to the expiration date. For a withdrawal of notes to be effective, the exchange agent must receive a written or facsimile transmission containing a notice of withdrawal or a properly transmitted “Request Message” through ATOP before 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must (i) specify the name of the holder who tendered the notes to be withdrawn, (ii) contain a description of the notes to be withdrawn and the aggregate principal amount represented by such notes, (iii) contain a statement that such holder of notes is withdrawing the election to tender such holders notes, and (iv) be signed by the holder of such notes in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the notes. Any notice of withdrawal must identify the notes to be withdrawn, including principal amount. In the case of notes tendered by delivery of certificates, such notice of withdrawal must also identify the certificate numbers for such notes. In the case of notes tendered by book-entry transfer, such notice of withdrawal must also identify the name and number of the account at DTC to be credited and must otherwise comply with the procedures of DTC. Withdrawal of notes may only be accomplished in accordance with the foregoing procedures.

For a description of certain procedures to be followed in order to tender or withdraw notes (through ATOP or otherwise), see “Terms of the Exchange Offer—Procedures for Tendering” in the offering circular and the instructions to this letter of transmittal.

Holders who do not tender their notes prior to the expiration date will continue to hold their notes.

Questions and requests for assistance or for additional copies of the offering circular and this letter of transmittal may be directed to the information agent.

To properly complete this letter of transmittal, a holder must:

•	complete the box below entitled “Method of Delivery”;

•	sign this letter of transmittal by completing the box entitled “Please Sign Here”;

•	if appropriate, check and complete the boxes relating to the “Special Payment Instructions” and “Special Delivery Instructions,” and

•	complete the IRS Form W-9 or another appropriate form, as described under “Important Tax Information” below.

METHOD OF DELIVERY

☐	CHECK HERE IF PHYSICAL CERTIFICATES FOR TENDERED NOTES ARE BEING DELIVERED WITH THIS LETTER OF TRANSMITTAL.

☐	CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Participant Number:

Account Number:	Transaction Code Number:

DESCRIPTION OF NOTES TENDERED
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)*	Certificate Number(s)**	Aggregate Principal Amount Represented	Principal Amount Tendered***

TOTAL PRINCIPAL AMOUNT OF NOTES

*       The names and addresses of the registered holders should be printed, if not already printed above, exactly as they appear on the notes being tendered.

**     Need not be completed by holders tendering by book-entry transfer (see below).

***  Unless otherwise specified, it will be assumed that the entire aggregate principal amount of notes indicated in the column labeled “Aggregate Principal Amount Represented” is being tendered.

NOTE: SIGNATURES MUST BE PROVIDED BELOW PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

PLEASE SIGN HERE

(To Be Completed By All Tendering Holders

Regardless of Whether Notes Are Being Physically Delivered With this Letter of Transmittal)

Must be signed by the registered holder(s) of the notes exactly as their name(s) appear(s) on (a) certificate(s) for the notes or (b) a security position listing as the owner of notes on the books of DTC or its participants. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 4.

x

x

Signature(s) of registered holder(s) or authorized signatory

Dated:                                   , 2013

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

IMPORTANT: COMPLETE IRS FORM W-9 OR APPROPRIATE OTHER FORM, AS APPLICABLE

GUARANTEE OF SIGNATURE(S) (If Required)

(See Instructions 1 and 4. Place medallion guarantee in the space below)

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 2, 4, 6 and 8)

To be completed ONLY if the check for the cash premium, plus accrued interest, plus any cash in lieu of fractional shares, is to be sent to someone other than the undersigned or to an address other than that shown above.

Issue check to:

Name

(Please Print)

Address

(Zip Code)

Taxpayer Identification Number

(Such person(s) must also complete an IRS Form W-9, an IRS Form W-8BEN, an IRS Form W-8ECI or an IRS Form W-8IMY, as applicable)

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 2, 4, 6 and 8)

To be completed ONLY if certificates for notes in a principal amount not tendered or not accepted for purchase in the exchange offer are to be issued in the name of someone other than the undersigned or to an address other than that shown above, or if notes are to be returned by credit to an account maintained by DTC other than the account designated above.

Deliver Notes to:

Name

(Please Print)

Address

(Zip Code)

Taxpayer Identification Number

(Such person(s) must also complete an IRS Form W-9, an IRS Form W-8BEN, an IRS Form W-8ECI or an IRS Form W-8IMY, as applicable)

Credit unaccepted notes tendered by book-entry transfer to:

☐ The Depository Trust Company account set forth below

(DTC account number)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Guarantee of Signatures. All signatures on this letter of transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or FINRA, or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being an “Eligible Institution”) unless (i) this letter of transmittal is signed by the registered holder(s) (which term, for purposes of this document, shall include any participant in the DTC system whose name appears on a security position listing as the owner of notes) tendered hereby or (ii) such notes are tendered for the account of an Eligible Institution. See Instruction 4.

2. Partial Tenders. If less than the entire principal amount of any note evidenced by a submitted certificate is tendered, the tendering holder must fill in the principal amount tendered in the last column of the box entitled “Description of Notes Tendered.” The entire principal amount represented by the certificates for all notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. Certificates for the entire principal amount of all notes not tendered or not accepted for purchase in the exchange offer will be sent (or, if tendered by book-entry transfer, returned by credit to the account at DTC) to the holder unless otherwise provided in the “Special Payment Instructions” or “Special Delivery Instructions” boxes of this letter of transmittal.

3. Delivery of Letter of Transmittal. This letter of transmittal is to be used for tenders being made pursuant to the procedures for physical delivery of certificates of notes or tenders by book-entry transfer pursuant to the procedure set forth in the offering circular under the caption “Terms of the Exchange Offer—Procedures for Tendering.” If you tender your notes through delivery of certificates, you should (i) complete and sign and date the letter of transmittal, or a facsimile of the letter of transmittal; (ii) have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and (iii) mail or deliver the letter of transmittal or facsimile along with the certificate(s) representing the notes surrendered and any other documents required by this letter of transmittal to the exchange agent prior to the expiration date, as it may be extended by the Company. If you tender your notes through ATOP, confirmation of a book-entry transfer into the exchange agent’s account at DTC of all notes delivered by book-entry transfer, as well as a properly completed and duly executed letter of transmittal (or a facsimile thereof) and any other documents required by this letter of transmittal, must be received by the exchange agent at its address set forth above prior to the applicable expiration date, as it may be extended by the Company. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; and (ii) a confirmation of a book-entry transfer into the exchange agent’s account at DTC of all notes delivered by book-entry transfer together with a letter of transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or in the case of a book-entry transfer, an agent’s message (as defined in the offering circular under the caption “Terms of the Exchange Offer—Procedures for Tendering”)) and any other documents required by this letter of transmittal, must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, all as described in the offering circular under the caption “Terms of the Exchange Offer—Procedures for Tendering.”

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE OPTION AND RISK OF THE TENDERING HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted, and tender will be accepted only in principal amounts of $1,000 or integral multiples thereof. By execution and delivery of this letter of transmittal (or a facsimile hereof), all tendering holders waive any right to receive any notice of the acceptance of their notes for payment.

4. Signatures on Letter of Transmittal. If any notes tendered hereby are held of record by two or more persons, all such persons must sign this letter of transmittal. If any notes tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of such notes. If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority so to act must be submitted.

5. Questions and Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to the information agent at its address and telephone numbers, as set forth on the front of this letter of transmittal. Requests for additional copies of the offering circular and this letter of transmittal may be directed to the information agent, and copies will be furnished promptly at the Company’s expense. Holders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the exchange offer.

6. Special Payment and Special Delivery Instructions. Tendering holders should indicate in the applicable box or boxes the name and address to which checks for payment of the cash premium, plus accrued interest, plus any cash in lieu of fractional shares, are to be sent or issued, if different from the name and address of the holder signing this Letter of Transmittal. In the case of payment to a different name, the taxpayer identification or social security number of the person named must also be indicated. A holder may request that notes not tendered or not accepted for purchase in the exchange offer be (i) credited to an account at DTC or (ii) if the holder of record holds physical notes, by delivery of a certificate representing such returned principal amount, in each case as such holder may designate under the caption “Special Delivery Instructions.” If no instructions are given, checks for payment of the cash premium, plus accrued interest, plus any cash in lieu of fractional shares, will be sent to the holder of the notes tendered and notes not tendered or not accepted for purchase in the exchange offer will be returned by (i) crediting the account at DTC designated above or (ii) if the holder of record holds physical notes, by delivery of a certificate representing such returned principal amount (including delivery of the original certificate tendered if none of such principal amount is accepted).

7. Taxpayer Identification Number. Each tendering U.S. holder that does not otherwise establish an exemption from backup withholding (such as status as a corporation) should provide the exchange agent, broker, custodian or other applicable withholding agent with a correct taxpayer identification number (“TIN”), which is generally the holder’s social security or federal employer identification number, and with certain other information, on IRS Form W-9, certifying, under penalties of perjury, that such holder is a U.S. person, that the TIN provided is correct, and that such holder is not subject to backup withholding. In the event that such holder fails to comply with these requirements by the time of payment, the withholding agent must backup withhold on payments made to such holder. Failure to provide the correct information on the Form W-9 may also subject the tendering U.S. holder to penalties imposed by the IRS. A holder that is not a U.S. person may be subject to backup withholding unless such holder provides an applicable IRS Form W-8 certifying, under penalties of perjury, its foreign status. IRS forms may be obtained from the exchange agent or at the IRS website, www.irs.gov. For further information, see “Important Tax Information” below.

FAILURE TO COMPLETE IRS FORM W-9 OR AN APPROPRIATE OTHER FORM MAY RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO AS DESCRIBED IN THE OFFERING CIRCULAR.

8. Transfer Taxes. Holders who tender their notes for exchange in the exchange offer generally should not be obligated to pay any transfer taxes. However, if transfer tax would apply to the exchange offer, then the amount of any transfer taxes, whether imposed on the registered owner or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted to the Company by the tendering holder, the amount of such transfer taxes will be billed directly to the tendering holder or deducted from the cash payment made in exchange for applicable notes.

9. Withdrawal Rights. Tenders of notes may be validly withdrawn at any time before 5:00 p.m., New York City time, on the expiration date, but not thereafter. If the applicable exchange offer is terminated, the notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders.

For a withdrawal of notes to be effective, the exchange agent must receive a written or facsimile transmission containing a notice of withdrawal or a properly transmitted “Request Message” through ATOP before 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must (i) specify the name of the holder who tendered the notes to be withdrawn, (ii) contain a description of the notes to be withdrawn and the aggregate principal amount represented by such notes, (iii) contain a statement that such holder of notes is withdrawing the election to tender such holders notes, and (iv) be signed by the holder of such notes in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the notes.

Any notice of withdrawal must identify the notes to be withdrawn, including principal amount. In the case of notes tendered by delivery of certificates, such notice of withdrawal must also identify the certificate numbers for such notes. In the case of notes tendered by book-entry transfer, such notice of withdrawal must also identify the name and number of the account at DTC to be credited and must otherwise comply with the procedures of DTC. Withdrawal of notes may only be accomplished in accordance with the foregoing procedures. See the section of the offering circular entitled “Terms of the Exchange Offer—Withdrawal of Tenders.”

IMPORTANT: THIS MANUALLY SIGNED LETTER OF TRANSMITTAL (OR FACSIMILE HEREOF), PROPERLY COMPLETED AND DULY EXECUTED (TOGETHER WITH AN AGENT’S MESSAGE, IF APPLICABLE), ALL OTHER REQUIRED DOCUMENTS AND, IF APPLICABLE, CONFIRMATION OF BOOK-ENTRY TRANSFER MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

Important Tax Information

Under U.S. federal income tax laws, a U.S. holder who tenders notes pursuant to the exchange offer is required to provide the exchange agent, broker, custodian or other applicable withholding agent with either: (i) the holder’s correct TIN on IRS Form W-9 and certify under penalties of perjury that the TIN provided on Form W-9 is correct (or that such holder is awaiting a TIN), that the holder is a U.S. person and that either (a) the holder has not been notified by the IRS that the holder is subject to backup withholding or (b) the IRS has notified the holder that the holder is no longer subject to backup withholding; or (ii) an adequate basis for exemption from backup withholding. If a U.S. holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, the holder should write “Applied For” in the space for the TIN provided on IRS Form W-9. Generally, if the holder is an individual, the TIN is the holder’s social security number. If the applicable withholding agent is not provided with the correct TIN, the withholding agent may be required to backup withhold on the amount of cash payments made to such holder pursuant to the exchange offer. In addition, the holder may be subject to penalties imposed by the IRS. For further information concerning backup withholding and instructions for completing the Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Form W-9 if notes are held in more than one name), please contact the exchange agent.

Certain holders or payees (including, among others, corporations and certain foreign persons), are exempt from these backup withholding and reporting requirements. Exempt holders should furnish their TIN, check the exemption on IRS Form W-9, and sign, date and return the IRS Form W-9 to the applicable withholding agent.

A holder who is not a U.S. person, including foreign entities, may qualify as an exempt recipient by submitting to the applicable withholding agent a properly completed IRS Form W-8BEN (or other applicable form), signed under penalties of perjury, attesting to that person’s foreign status. Foreign holders should consult their own tax advisors to determine such holder’s qualification for exemption from backup withholding and whether another type of Form W-8 is required (e.g., Form W-8IMY).Failure to complete the IRS Form W-9 (or applicable IRS Form W-8) will not, by itself, cause notes to be deemed invalidly tendered, but may require the withholding agent to backup withhold on the amount of any cash payments made pursuant to the exchange offer. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the IRS.

A foreign holder, however, may be subject to U.S. federal withholding tax on any payment in respect of accrued and unpaid interest or the cash premium unless prior to payment, such holder provides a properly executed (i) IRS Form W-8BEN certifying that such holder is eligible for a reduction in the rate of withholding under the “Business Profits” or “Other Income” provision of an applicable income tax treaty or (ii) IRS Form W-8ECI certifying that income from such payment is effectively connected with such non-U.S. holder’s U.S. trade or business. For a detailed discussion of U.S. federal income tax consequences, see “Certain U.S. Federal Income Tax Considerations” in the offering circular.

What Number to Give the Withholding Agent

The holder is required to give the applicable withholding agent the TIN of the registered holder of the notes. If the notes are held in more than one name or are held not in the name of the actual owner, consult the General Instructions included with the IRS Form W-9 for additional guidance on which number to report.